UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 17, 2019
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2125 O'Nel Drive
San Jose, CA 95131
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Title of each class COMMON STOCK, PAR VALUE $.001 PER SHARE	Trading Symbol EGHT	Name of each exchange on which registered New York Stock Exchange
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.
Item 2.01 Completion of Acquisition of Assets.
On July 17, 2019, 8x8, Inc. (“8x8” or the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Wavecell Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore (“Wavecell”), the equityholders of Wavecell (collectively, the “Sellers”), and Qualgro Partners Pte. Ltd., in its capacity as the representative of the equityholders of Wavecell. Pursuant to the Share Purchase Agreement, 8x8 acquired all of the outstanding shares and other equity interests of Wavecell (the “Transaction”) for total consideration of approximately $125 million in cash and stock, subject to customary purchase price adjustments and escrow and holdback arrangements in accordance with the Share Purchase Agreement, and Wavecell became a wholly-owned subsidiary of 8x8. The Share Purchase Agreement contains representations, warranties and covenants customary for acquisitions of this type.
8x8 issued an aggregate of 2,628,761 shares of its common stock in connection with the closing of the Transaction, including certain shares for employee retention purposes subject to vesting based on time-based and performance-based criteria for Wavecell employees.
The foregoing descriptions of the Share Purchase Agreement and the Transaction do not purport to be complete and are qualified in their entirety by the full text of the Share Purchase Agreement, which the Company intends to file as an exhibit to 8x8’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.
In connection with the Transaction, 8x8 obtained from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Wavecell and pro forma financial information relating to the Transaction. As a result, 8x8 will not provide such financial statements under Item 9.01(a) and (b) of Form 8‑K.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.
The shares of 8x8 common stock issued in connection with the Transaction were not subject to registration under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each of the Sellers represented that they are not U.S. Persons within the meaning of Regulation S under the Securities Act and that such Sellers are acquiring such shares in a transaction that does not require registration under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 17, 2019

8X8, INC.

By: /s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer